As filed pursuant to Rule 424(b)(5)

Registration No. 333-130109

Prospectus Supplement

(To Prospectus dated December 2, 2005)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock ($0.0001 par value per share)	146,077	$14.08	$2,056,764	$220.07

(1)  Includes 46,669 shares that may be issued to the holders of the Company’s 8% Cumulative Convertible Preferred Stock as dividend payments on such securities.

(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the common stock, as reported on the Nasdaq Global Market on August 4, 2006.

(3) Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

As filed pursuant to Rule 424(b)(5)

Registration No. 333-130109

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 2, 2005)

146,077 Shares

Common Stock

The shares of our common stock covered hereby include 99,408 shares held by certain stockholders, or selling stockholders, named in this prospectus who received the shares in connection with the sale of certain oil and gas assets to the company, and 46,669 shares that may be issued as dividends to the holders of our 8% convertible preferred stock. The selling stockholders may sell none, some or all of the shares offered by this prospectus supplement and the accompanying prospectus. We cannot predict when or in what amounts a selling stockholder may sell any of the shares offered by this prospectus supplement and the accompanying prospectus. We will not receive any proceeds from sales by the selling stockholders.

All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

The selling stockholders may sell their shares at market prices prevailing at the time of transfer, prices related to the prevailing market prices, or negotiated prices.

Our common stock is listed on the Nasdaq Global Market under the symbol “WRES”. On August 4, 2006, the last reported sale price of our common stock on the Nasdaq Global Market was $13.77 per share.

Investing in the common stock involves risks. Please read carefully the information under the headings “Risk Factors beginning on page 4 and “Forward-Looking Statements” on page 11 of this prospectus supplement before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 9, 2006

TABLE OF CONTENTS

Prospectus Supplement Summary

The Company

The Offering.

Risk Factors

Use of Proceeds

Dividend Policy

Selling Stockholders

Plan of Distribution

Legal Matters

Experts

Where You Can Find More Information

Forward-looking Statements

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

The terms “Warren,” “we,” “us,” “our,” and the “company,” as used in this prospectus supplement, refer to Warren Resources, Inc. and our consolidated subsidiaries.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of common stock and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Terms capitalized but not defined in this prospectus supplement shall have the meaning ascribed to them in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the selling stockholders may, from time to time, sell the securities described in this prospectus supplement in one or more offerings. This prospectus supplement provides you with a description of the securities which may be offered by the selling stockholders. Each time a selling stockholder sells securities, the selling stockholder is required to provide you with this prospectus supplement and the accompanying prospectus, and, in certain cases, a revised prospectus supplement containing specific information about the selling stockholder and the terms of the securities being offered. You should read both this prospectus supplement and accompanying prospectus together with additional information described under “Where You Can Find More Information.”

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information and the consolidated financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement, including the “Risk Factors” section, the accompanying prospectus and the documents and information incorporated by reference.

The Company

We are a growing independent energy company engaged in the exploration and development of domestic onshore natural gas and oil reserves. We focus our efforts primarily on the exploration and development of coalbed methane, or CBM, natural gas properties located in the Rocky Mountain region and on our waterflood oil recovery programs in the Wilmington field within the Los Angeles Basin of California.

As of June 30, 2006, we owned natural gas and oil leasehold interests in approximately 269,557 gross (149,825 net) acres, approximately 90% of which are undeveloped. Substantially all our undeveloped acreage is located in the Rocky Mountains and the Wilmington field. We have identified approximately 2,202 drilling locations on our acreage in the Rocky Mountains, primarily on 80-acre and 160-acre well spacing. Additionally, we have identified approximately 500 drilling locations in the Wilmington field.

As of December 31, 2005, we had estimated net proved reserves of 326.8 Bcfe, with a PV-10 value of $637.9 million, based on a reserve report prepared by Williamson Petroleum Consultants, Inc. These estimated net proved reserves are located on less than 10% of our total net acreage. At December 31, 2005, the estimated net proved reserves attributable to the Wilmington Townlot Unit were 182.7 Bcfe, and the estimated net proved reserves attributable to the North Wilmington Unit were 118.7 Bcfe. Based on our preliminary results to date, we believe that a substantial amount of our remaining undeveloped CBM acreage in the Washakie Basin in the Rocky Mountain Region has commercial potential.

As of June 30, 2006, we had interests in 291 gross (158 net) producing wells and are the operator of record or co-operator for 85% of these wells. Through our joint venture agreements, we actively participate in operating activities for most of the wells for which we are not operator of record. Average daily production for June 2006 was 25.6 MMcfe/d gross (10.4 MMcfe/d net). For 2006, we have a total capital expenditure budget of approximately $95 million.

Our executive offices are located at 489 Fifth Avenue, 32nd Floor, New York, NY 10017, and our telephone number is (212) 697-9660. Warren E&P, Inc., our wholly-owned subsidiary, has principal offices at 123 West 1st Street, Suite 505, Casper, WY 82601 and 301 E. Ocean Boulevard, Long Beach, CA 90802. Our website is www.warrenresources.com. Information on our website is not a part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered by the selling stockholders	99,408 shares held by certain selling stockholders.

Common stock to be issued	46,669 shares that may be issued as dividends to the holders of our 8% convertible preferred stock.

Common stock to be outstanding after this offering	53,872,229 shares assuming the 46,669shares are issued as dividends to the holders of 8% convertible preferred stock, which amount includes 53,825,560 shares outstanding as of August 4, 2006.

Use of proceeds

We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. In addition, there will not be any proceeds from the issuance of shares of common stock as dividends to the holders of 8% convertible preferred stock.

Nasdaq Global Market symbol	WRES

Risk Factors	See “Risk Factors” beginning on page 4 and other information in this prospectus supplement for a discussion of factors you should consider carefully before investing in shares of our common stock.

The number of shares of common stock that will be outstanding after the offering is based on the number of shares outstanding as of August 4, 2006 and excludes 249,976 shares of common stock that are issuable upon conversion of our convertible debt and convertible preferred stock and 5,498,685shares of stock reserved for issuance under our outstanding stock options and warrants as of that date.

RISK FACTORS

An investment in our common stock involves a high degree of risk. In considering whether to purchase the common stock, you should carefully consider all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 under the “Risk Factors” section. In addition, you should carefully consider the risk factors described below related to this offering and an investment in our common stock.

Our stock price and trading volume may be volatile, which could result in substantial losses for our stockholders.

The equity trading markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market price of our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•                  general market and economic conditions;

•                  actual or anticipated changes in our future financial performance;

•                  changes in oil or natural gas prices;

•                  the operations and stock performance of our competitors;

•                  developments in the oil and natural gas industry;

•                  domestic and worldwide supplies of and demand for oil and natural gas;

•                  fluctuations in our quarterly operating results;

•                  changes in financial estimates by securities analysts;

•                  additions or departures of senior management and key personnel;

•                  actions by institutional stockholders; and

•                  changes in environmental and other governmental regulations.

Many of these factors are beyond our control, and we cannot predict their potential effects on the price of our common stock. If the market price of our common stock declines significantly, you may be unable to resell your common stock at or above the price you paid to purchase them. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly, including a decline below the price you paid to purchase them, in the future. In addition, the stock markets in general can experience considerable price and volume fluctuations.

Provisions in our articles of incorporation, bylaws and Maryland law may make it more difficult to effect a change in control, which could adversely affect the price of our common stock.

Provisions of our articles of incorporation, bylaws and Maryland law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. We may issue shares of preferred stock in the future without stockholder approval and upon such terms as our board of directors may determine. Our issuance of this preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding stock and potentially prevent the payment of a premium to stockholders in an acquisition.

Our articles of incorporation and bylaws contain provisions that could delay, defer or prevent a change in control. These provisions include:

•                  giving the board the exclusive right to fill all board vacancies;

•                  providing that special meetings of stockholders may only be called by the board pursuant to a resolution adopted by

•                  a majority of the board, either upon a motion or upon written request by holders of at least 662/3% of the voting power of the shares entitled to vote, or

•                  by our president;

•                  a classified board of directors;

•                  permitting removal of directors only for cause and with a super-majority vote of the stockholders; and

•                  prohibiting cumulative voting in the election of directors.

These provisions also could discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. As a result, these provisions could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders, and may limit the price that investors are willing to pay in the future for shares of our common stock.

We are also subject to provisions of the Maryland General Corporation Law that prohibit business combinations with persons owning 10% or more of the voting shares of a corporation’s outstanding stock, unless the combination is approved by the board of directors prior to the person owning 10% or more of the stock, for a period of five years, after which the business combination would be subject to special stockholder approval requirements. This provision could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company or may otherwise discourage a potential acquiror from attempting to obtain control from us, which in turn could have a material adverse effect on the market price of our common stock.

We have not paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future.

Under the terms of our convertible preferred stock, we may not pay dividends on our common stock unless all accrued dividends on our convertible preferred stock have been paid. We anticipate that we will retain all future earnings and other cash resources for the future operation and development of our business. Accordingly, we do not intend to declare or pay any cash dividends on our common stock in the foreseeable future. Payment of any future dividends will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial conditions, current and anticipated cash needs and plans for expansion.

The number of shares that will become or could become eligible for sale in the near future could adversely affect the future market for our common stock.

Sales of substantial amounts of previously restricted shares of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline, or could impair our ability to raise capital through the sale of additional common or preferred stock.

As of August 4, 2006, we had 53,825,560 shares of common stock outstanding, 249,976 shares of common stock were issuable upon conversion of our convertible debt and convertible preferred stock and 5,498,685 shares of common stock were issuable upon exercise of outstanding options and warrants. In accordance with the terms and conditions of the registration rights agreement dated December 12, 2002, holders of at least a 50% majority of our convertible preferred stock outstanding as of August 4, 2006 have a one-time right to demand that 148,736 of their shares of common stock issuable upon conversion of the convertible preferred stock be registered under the Securities Act. Also, these holders have the right to include their shares of common stock, subject to the consent of any underwriter, in registration statements that we may file, if any, to register shares of our common stock under the Securities Act for ourselves or other stockholders.

If our stockholders sell significant amounts of common stock in any public market that develops or exercise their registration rights and sell a large number of shares, the price of our common stock could be negatively affected. If we were to include shares held by those holders in a registration statement pursuant to the exercise of their registration rights, those sales could impair our ability to raise needed capital by depressing the price at which we could sell our common stock or impede such an offering altogether.

USE OF PROCEEDS

We will not receive any proceeds from the disposition by the selling stockholders of the common stock covered hereby or interests therein. The selling stockholders will receive all of the proceeds.

DILUTION

Purchasers of shares of our common stock offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share. Our net tangible book value as of June 30, 2006 was approximately $285.4 million, or approximately $5.32 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of June 30, 2006.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to our sale of 46,669 shares of common stock in this offering at the public offering price of $12.63 per share our net tangible book value as of June 30, 2006 would have been approximately $286.0 million, or $5.32 per share. This represents an immediate increase in net tangible book value of zero per share of common stock to existing shareholders and an immediate dilution of $7.31 per share of common stock to purchasers of common stock in this offering.

Public offering price per share	$12.63
Net tangible book value per share as of June 30, 2006	5.32
Increase in net tangible book value	0
Net tangible book value per share as of June 30, 2006 after giving effect to this offering	5.32
Dilution in net tangible book value per share to new purchasers	7.31

The foregoing does not take into account further dilution to new investors that could occur upon the issuance of additional shares of common stock upon the conversion of outstanding convertible debt and convertible preferred stock, the exercise of outstanding warrants and the exercise of outstanding options granted under our equity compensation plans.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. We currently intend to retain earnings for use in our business and do not anticipate paying any cash dividend on our common stock in the foreseeable future. Any future declaration and payment of dividends on our common stock will be subject to the discretion of our board of directors, will be subject to applicable law and will depend on our results of operations, earnings, financial condition, contractual limitations, cash requirements, future prospects and other factors deemed relevant by our Board of Directors.

SELLING STOCKHOLDERS

We have issued 99,408 shares of common stock pursuant to a private placement of common stock to two sellers of oil and gas properties to the company. The selling stockholders may, from time to time, offer and sell pursuant to this prospectus supplement and accompanying prospectus any or all of the common stock covered hereby or interests therein.

The following table contains information with respect to the selling stockholders and the number of shares of common stock beneficially owned by each selling stockholder being offered pursuant to this prospectus supplement.

Name	Number of Shares of Common Stock Owned Before Offering(1)	Number of Shares to Be Offered(2)	Number of Shares Owned After Offering(2)	Percentage of Common Stock Owned After Offering(2)
King Brainard	81,169	81,169	—	0%
Karen Edwards Kwilosz	18,239	18,239	—	0

TOTAL	99,408	99,408	—	0

(1)          Assumes that the selling stockholder elects to sell all the shares of common stock held by the selling stockholder that are covered by this prospectus supplement.

(2)          Percentages are based on 53,825,560 shares of common stock outstanding at August 4, 2006.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales effected after the date the registration statement of which this prospectus supplement is a part is declared effective by the SEC;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, or “Exchange Act”, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus supplement and accompanying prospectus (as they may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Timing

The common stock or interests therein may be disposed of from time to time by the selling stockholders. There is no assurance that the selling stockholders will dispose of any of the shares of common stock covered hereby or any interests therein.

Selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of our securities by them.

Proceeds, Commissions and Expenses

We will not receive any of the proceeds from the disposition of any shares of common stock covered hereby or interests therein.

The selling stockholders will be responsible for payment of all commissions, concessions and discounts of underwriters, dealers or agents, if any.

We will pay for all costs of the registration of the securities, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

Registration

We agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of:

•                  Such time as all of the shares have been disposed of by the selling stockholders; or

•                  Such time as the selling stockholders may dispose of all of the shares held by them without registration pursuant to Rule 144(k) under the Securities Act.

LEGAL MATTERS

Patton Boggs LLP, Denver, Colorado, has acted as our counsel in connection with this offering, including the validity of the issuance of the securities offered under this prospectus supplement. Attorneys employed by that law firm beneficially own approximately 40,700 shares of our common stock, 3,337 shares of our 8% convertible preferred stock and Class A and B warrants to purchase 12,500 shares of our common stock.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement have been audited by Grant Thornton LLP, independent registered public accounting firm, as indicated in their reports with respect thereto, and have been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing.

Information with respect to the oil and gas reserves associated with our oil and gas properties is derived from the report of Williamson Petroleum Consultants, Inc., independent consulting petroleum engineers, and has been incorporated by reference herein upon the authority of said firm as experts with respect to the matters covered by such report and in giving such report.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and accompanying prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. We also make available on our Internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is www.warrenresources.com. The information on our website is not a part of this prospectus supplement or the accompanying prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•       incorporated documents are considered part of this prospectus supplement;

•       we are disclosing important information to you by referring you to those documents; and

•       information we file later with the SEC will automatically update and supersede information contained in this prospectus supplement.

We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

•       Our Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 9, 2006;

•       Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 4, 2006;

•       Our Current Report on Form 8-K filed on April 27, 2006;

•       Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 3, 2006.

•       The description of our common stock contained in our registration statement on Form 10 (File No. 000-33275) filed with the SEC pursuant to Section 12(g) of the Exchange Act on October 26, 2001, as amended; and

•       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such documents.

We will provide without charge to each person to whom a copy of this prospectus supplement and accompanying prospectus have been delivered, upon written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for copies should be directed to Corporate Secretary, Warren Resources, Inc., 489 Fifth Avenue, 32nd Floor, New York, NY 10017, telephone (212) 697-9660.

FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference into this prospectus supplement that are not historical are “forward-looking statements,” as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, that involve a number of risks and uncertainties.

These forward-looking statements include, among others, the following:

•                  our growth strategies;

•                  our reserve estimates;

•                  our ability to successfully and economically explore for and develop oil and gas resources;

•                  anticipated trends in our business;

•                  our future results of operations;

•                  our liquidity and ability to finance our exploration and development activities;

•                  market conditions in the oil and gas industry;

•                  our ability to make and integrate acquisitions; and

•                  the impact of environmental and other governmental regulation.

These statements may be incorporated by reference into or found under various sections of this prospectus supplement. Forward-looking statements are typically identified by use of terms such as “may”, “will”, “could”, “should”, “expect”, “plan”, “project”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “pursue”, “target” or “continue”, the negative of such terms or other comparable terminology, although some forward-looking statements may be expressed differently.

The forward-looking statements contained in this prospectus supplement are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in or incorporated into this prospectus supplement are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to a number of factors, including:

•                  the failure to obtain sufficient capital resources to fund our operations;

•                  an inability to replace our reserves through exploration and development activities;

•                  unsuccessful drilling activities;

•                  a decline in oil or natural gas production or oil or natural gas prices;

•                  incorrect estimates of required capital expenditures;

•                  increases in the cost of drilling, completion and gas gathering or other costs of production and operations;

•                  impact of environmental and other governmental regulation;

•                  hazardous and risky drilling operations; and

•                  an inability to meet growth projections.

You should also consider carefully the statements contained in other sections of this prospectus supplement, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

All forward-looking statements contained in or incorporated by reference into this prospectus supplement speak only as of the date of this prospectus supplement or the date of the document incorporated by reference, as applicable. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.